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                                                                 Exhibit 4(e)(2)

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of July 26, 2001 among Xerox Corporation (the "Company"), Bank One, National Association, a national banking association duly organized and existing under the laws of the United States, having its principal Corporate Trust Office at c/o 100 East Broad Street, 8th Floor, Columbus, Ohio, 43215 ("Resigning Trustee"), and Wells Fargo Bank Minnesota, National Association, a national banking association duly organized and existing under the laws of the United States, having its principal office at Wells Fargo Center, Sixth Street and Marquette Avenue; N9303-120, Minneapolis, Minnesota 55479 ("Successor Trustee").

     WHEREAS, the Company issued Convertible Subordinated Debentures Due April 21, 2018 pursuant to the Indenture dated as of April 21, 1998, (the "Indenture"), between the Company and the Resigning Trustee, as successor by merger with The First National Bank of Chicago;

     WHEREAS, the Company appointed the Resigning Trustee as the paying agent (the "Paying Agent"), and the Security Registrar (the "Security Registrar") under the Indenture;

     WHEREAS, the Indenture provides that the Resigning Trustee may at any time resign by giving written notice thereof to the Company;

     WHEREAS, the Resigning Trustee represents that it gave the Company a written notice of its resignation as Trustee, Paying Agent and Security Registrar, a true copy of which is annexed hereto marked Exhibit A;

     WHEREAS, the Indenture further provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

     WHEREAS, the Company authorizes, (signor of tripartite agreement), a duly qualified and acting officer of the Company whose signature is set forth in the certificate of incumbency attached as Exhibit B-1, to unilaterally appoint a successor in lieu of a board resolution as provided by the Resolutions Adopted by the Company's Board of Directors on December 8, 1997 and by Company's Executive Committee of the Board of Directors on April 14, 1998 (Exhibit B-2) and certified by the Company's Assistant Secretary as of the 26th July, 2001 (Exhibits B-3);

     WHEREAS, the Indenture provides that the successor Trustee shall execute, acknowledge and deliver to the Company and to the resigning Trustee an Instrument accepting such appointment and thereupon the resignation of the Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the resigning Trustee;

     WHEREAS, the Indenture further provides that no successor Trustee shall accept appointment as such unless at the time it is qualified and eligible under the Indenture;

     WHEREAS, Wells Fargo Bank Minnesota, National Association is qualified, eligible and willing to accept such appointment as successor Trustee, Paying Agent and Security Registrar;

     WHEREAS, the Indenture further provides that the Successor Trustee shall mail notice of the resignation of the Trustee and the appointment of a Successor Trustee to Holders of the Debentures;

     WHEREAS, the Successor Trustee on behalf of the Company, simultaneously with the execution and delivery of this Instrument, has caused the notice required pursuant to the Indenture, a form of which is annexed hereto marked Exhibit C, to be mailed to the Holders of the

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Debentures as therein required;

     NOW, THEREFORE, THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE,
WITNESSETH: that for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared and decreed by the Company, the Successor Trustee and the Resigning Trustee as follows:

     1. The resignation of the Resigning Trustee, and its discharge from the trust created by the Indenture, shall be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

     2. The Company, in the exercise of the authority vested in it by the Indenture, hereby appoints Wells Fargo Bank Minnesota, National Association as Successor Trustee, Paying Agent and Security Registrar with all rights, powers, trusts, duties and obligations under the Indenture, such appointment to be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

     3. The Successor Trustee hereby represents that it is qualified and eligible under the provisions of the Indenture to be appointed Successor Trustee, Paying Agent and Security Registrar and hereby accepts its appointment as Successor Trustee, Paying Agent and Security Registrar effective as of the date hereof upon the execution and delivery of this Instrument by all parties hereto, and hereby assumes the rights, powers, trusts, duties and obligations of the Trustee under the Indenture, Paying Agent and Registrar, subject to all terms and provisions therein contained.

     4. The Resigning Trustee hereby grants, gives, bargains, sells, remises, releases, conveys, confirms, assigns, transfers and sets over to the Successor Trustee, and its successors and assigns, and the Successor Trustee, and its successors and assigns hereby accepts such assignment and transfer, all rights, title and interest of the Resigning Trustee in and to the trust estate and all rights, powers, trusts, duties and obligations of the Trustee, Paying Agent and Registrar under the Indenture; and the Resigning Trustee does hereby pay over, assign and deliver to the Successor Trustee, and the Successor Trustee, and its successors and assigns hereby accepts such assignment and transfer, any and all money, if any, and property, if any, held by the Resigning Trustee pursuant to the Indenture; and the Company for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee said estate, properties, rights, powers and, at the request of the Successor Trustee, joins in the execution hereof.

     5. Notwithstanding the resignation of the Resigning Trustee, as Trustee under the Indenture, the Company shall remain obligated under the Indenture to compensate and reimburse the Resigning Trustee in connection with its Trusteeship under the Indenture through the date hereof.

     6. The Resigning Trustee agrees to pay or indemnify, as applicable, the Successor Trustee and hereby saves the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever arising out of the Resigning Trustee's actions or omissions during its tenure as Trustee, Paying Agent and Security Registrar under the Indenture (including the reasonable fees, expenses and disbursements of counsel and other advisors of the Successor Trustee) that the Successor Trustee might suffer or incur arising out of actual, alleged or adjudicated actions of omissions of the Resigning Trustee (including in its capacity as resigning Paying Agent and Security Registrar). The Resigning Trustee will furnish to the Successor Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make the indemnity provided for in this paragraph operative. The Resigning Trustee will have the right to provide its own defense and to select counsel and other advisors for the Successor Trustee in any such action. The Resigning Trustee and Successor

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Trustee hereby agree that the indemnities provided for in this paragraph shall apply only to claims, demands and actions that are made or brought against the Successor Trustee on or before the expiration of the period established by a statute of limitations (the "Statute of Limitations Period") adjudicated by any final order of a court of competent jurisdiction to be applicable to such claim, demand or action. The Resigning Trustee and the Successor Trustee further hereby agree that the indemnities provided for in this paragraph shall not apply to any claims, demands or actions brought against the Successor Trustee after the expiration of an applicable Statute of Limitations Period, as determined by a court of competent jurisdiction in any claim, demand or action brought against the Successor Trustee.

     7.  The Company represents and warrants to the Successor Trustee that:

          a.  It is duly organized and validly existing;

          b. It has not entered into any amendment or supplement to the Indenture, and the Indenture is in full force and effect;

          c. It has performed and fulfilled each covenant and condition on its part to be performed or fulfilled under the Indenture;

          d. The execution and delivery of this Instrument and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation and by-laws) to which it is a party or by which it or its property is bound, or any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property; and

          e.  The Debentures are validly issued securities of the Company.

          f. The Company hereby certifies that the person signing this Instrument on behalf of the Company is authorized to, among other things: (a) accept Resigning Trustee's resignation as Trustee, Paying Agent and Security Registrar under the Indenture; (b) appoint Wells Fargo Bank Minnesota, National Association as the Successor Trustee and successor Paying Agent and Security Registrar under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Wells Fargo Bank Minnesota, National Association as Successor Trustee and successor Paying Agent and Security Registrar under the Indenture.

     8. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

          a. There is no action, suit or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Paying Agent and Security Registrar under the Indenture;

          b. It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trusts created by the Indenture (the "Trusts") and all information in the possession of its corporate trust administration department relating to the administration and status of the Trusts and will furnish to the Successor Trustee such Documents or information on or before the effective date hereof;

          c. The Resigning Trustee certifies $1,008,572,000 in Principal Amount at Stated Maturity on the Debentures is outstanding and interest has been paid through October 21, 2000 as to the Series of Debentures.

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          d. No covenant or condition contained in the Indenture has been waived by the Resigning Trustee, or to the best of the knowledge of the Resigning Trustee, by the security holders of the percentage in aggregate principal amount of the securities required by the Indenture to effect any such waiver.

          e. To the best of its knowledge, it has lawfully discharged its duties as Trustee under the Indenture.

          f. The Indenture has not been amended or modified and is in full force and effect except as noted.

          g. To the best of the Resigning Trustee's knowledge, there are no defaults or Event of Default that currently exist under the Indenture.

     9. The Successor Trustee represents and warrants to the Resigning Trustee, the Company and the Company that it is eligible to serve as trustee, Paying Agent and Security Registrar under the Indenture and the Trust Indenture Act of 1939, as amended; and this Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid, binding and enforceable obligation;

    10. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee, as Successor Trustee under the Indenture, said rights, powers and trusts, agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting and confirming to the Successor Trustee all rights, powers and trusts which the Resigning Trustee now holds under and by virtue of the Indenture.

    11. All notices, whether faxed or mailed will be deemed received when sent pursuant to the following instructions:

         TO BANK ONE, N.A.:
         Jeffrey A. Ayres
         Vice President
         100 E. Broad Street, 8th Floor
         Columbus, OH 43215
         FAX: (614) 248-5195
         Phone: (614) 248-2566

         TO THE COMPANY:
         Xerox Corporation
         800 Long Ridge Road
         Stamford, CT 06904
         Attn: Treasurer
         Fax:  (203) 968-3972
         Telephone: (203) 968-4653

         TO WELLS FARGO BANK MINNESOTA, National Association
         Jane Schweiger
         Assistant Vice President
         Wells Fargo Bank Minnesota, N.A.
         Sixth Street and Marquette Avenue; N9303-120
         Minneapolis, MN  55479
         FAX: (612) 667-9825
         Phone (612) 667-2344

    12. This Instrument may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

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    13.  This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

                                    Xerox Corporation

                                    By __________________________


                                    Bank One, National Association
                                    as Resigning Trustee

                                    By __________________________
                                           Authorized Signer


                                    Wells Fargo Bank Minnesota, National
                                    Association as Successor Trustee,

                                    By __________________________
                                           Authorized Signer

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                                    EXHIBIT A
                                    ---------


Attention:  Secretary

Gentlemen:

NOTICE IS HEREBY GIVEN THAT, pursuant to Section 6.10(b) of the Indenture, dated as of April 21, 1998 (the "Indenture") between Xerox Corporation (the "Company") and Bank One, National Association ("BANK ONE"), BANK ONE hereby resigns as Trustee under the Indenture, such resignation to be effective upon the appointment, pursuant to Section 6.10(e) of the Indenture, of a successor Trustee, and the acceptance of such appointment by such successor Trustee, pursuant to Section 6.11 of the Indenture.

Would you please acknowledge receipt of this notice by signing two copies and returning them to us.

            Very truly yours,



            By_____________________
            Vice President



         Acknowledged By_______________________
         Title:


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                                    EXHIBIT C
                                    ---------

                                    NOTICE OF
      RESIGNATION OF TRUSTEE, PAYING AGENT AND SECURITY REGISTRAR; AND APPOINTMENT OF SUCCESSOR TRUSTEE, PAYING AGENT AND SECURITY REGISTRAR

                               To the Holders of:

                                Xerox Corporation

             Convertible Subordinated Debentures Due April 21, 2018
                  (CUSIP 984121BB8 - SEC registered Debentures)
                    (CUSIP 984121AY9 - Rule 144A Debentures)*


NOTICE IS HEREBY GIVEN that, effective as of July 26, 2001, Bank One, National Association, as successor by merger with The First National Bank of Chicago, has resigned as trustee, paying agent and security registrar, and Wells Fargo Bank Minnesota, National Association has been appointed as successor trustee paying agent and security registrar, for the above- referenced Debentures.

The principal corporate trust office of Wells Fargo Bank Minnesota, National Association is located at:

                 Wells Fargo Bank Minnesota, National Association
                            Attention: Jane Schweiger
                              Wells Fargo Center
                   Sixth Street and Marquette Avenue; N9303-120
                          Minneapolis, Minnesota 55479
                            Telephone: (612) 667-2344

If you have any questions concerning the foregoing resignation and appointment, please contact Wells Fargo Bank Minnesota, National Association at (612) 667-2344.

                                    XEROX CORPORATION


Dated:  July 26, 2001               By: _____________________
                                        Authorized signatory

_____________________________
* The CUSIP numbers included in this Notice are provided solely for the convenience of the holders. None of Xerox Corporation, Bank One, National Association, and Wells Fargo Bank Minnesota, National Association, makes any representation as to the correctness or accuracy of the CUSIP numbers indicated in this Notice.